Exhibit 10.1

Execution Copy

EQUITY LINE PURCHASE AGREEMENT

THIS EQUITY LINE PURCHASE AGREEMENT (the “Agreement”), is entered into as of May 13, 2019 (the “Execution Date”), by and between BTCS Inc., a Nevada corporation (the “Company”), and Cavalry Fund I LP, a Delaware limited partnership (the “Investor”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to Ten Million Dollars ($10,000,000) (the “Aggregate Put Amount”) of the Company’s Common Stock (as defined below);

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

AGREEMENT

1. PURCHASE AND SALE OF COMMON STOCK.

(a) Commitment Period and Obligation to Purchase. Upon the satisfaction of the conditions set forth in Sections 6 and 7 (the date such conditions are first satisfied, the “Effective Date”) and as long as the conditions set forth in Section 7 remain satisfied, the Company shall have the right, but not the obligation, from time to time for a period of up to 36 months from the Effective Date (the “Commitment Period”), to direct the Investor to purchase shares (“Put Shares”) of the Company’s common stock $0.001 par value, (“Common Stock”) up to the Aggregate Put Amount pursuant to the terms set forth herein. The purchase process shall be initiated by the company’s delivery during the applicable Put Period of a written notice to the Investor, substantially in the form of Exhibit A hereto (a “Put Notice”), setting forth the amount of Put Shares (as defined below) which the Company intends to require the Investor to purchase pursuant to the terms of this Agreement.

(b) Intraday Puts. Subject to the limitations in this Section 1 and Section 7, the Company may, in its sole discretion, deliver a Put Notice during the Intraday Put Period to direct the Investor to purchase Put Shares (each such purchase an “Intraday Put”), at the Intraday Purchase Price in an amount up to the Intraday Put Share Limit. The Company may make multiple Intraday Puts during the Intraday Put Period, provided that (A) the Put Shares and the Pro-Rata Commitment Shares (as defined below) for each Intraday Put previously made by the Company have been successfully Delivered to the Investor as DWAC Shares and (B) the aggregate amount of Put Shares the Company directs the Investor to purchase in Intraday Puts on the applicable Put Date does not exceed the Intraday Put Share Limit.

(c) Aftermarket Puts. Subject to the limitations in this Section 1 and Section 7, the Company may, in its sole discretion, deliver a Put Notice during the Aftermarket Put Period to direct the Investor to purchase Put Shares (each such purchase an “Aftermarket Put”), at the Aftermarket Purchase Price in an amount up to the Aftermarket Put Share Limit. The Company may make multiple Aftermarket Puts during the Aftermarket Put Period, provided that (A) the Put Shares and the Pro-Rata Commitment Shares (as defined below) for each Put previously made by the Company have been Delivered to the Investor and (B) the aggregate amount of Put Shares the Company directs the Investor to purchase in Aftermarket Puts on the applicable Put Date does not exceed the Aftermarket Put Share Limit.

(d) Agreement to Increase Put Volume. Upon mutual agreement of the Investor and the Company and subject to written confirmation by the Investor that such agreement will not result in violation of the provisions of Subsection 1(e), the Company may increase the Intraday Put Share Limit or the Aftermarket Put Share Limit, as applicable, for any Put to include an amount equal to Two Million Dollars ($2,000,000) in Put Shares at the applicable Purchase Price, in each case in addition to the applicable Intraday Put Share Limit or Aftermarket Put Share Limit.

(e) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly confirm in writing to the Investor the number of shares of Common Stock then outstanding. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

(f) Excess Shares. If the Company delivers a Put Notice for an amount of Put Shares exceeding the limitations set forth in this Section 1, such Put Notice shall be void ab initio to the extent of the amount by which the number of Put Shares set forth in such Put Notice exceeds the limitations set forth in this Section 1 (“Excess Shares”), and the Investor shall have no obligation to purchase any Excess Shares. If any Excess Shares shall have been Delivered to the Investor, the Investor shall take all such action necessary as reject or return all such Excess Shares to the Transfer Agent for cancellation. Additionally, the Investor and the Company shall cause the Escrow Agent (as defined in the Escrow Agreement) to deduct the portion of Purchase Price in any Put Notice related to any Excess Shares and any Clearing Costs related to the return of such Excess Shares prior to each Closing.

(g) Commitment Shares.

(i) Execution Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause the Transfer Agent to issue 333,334 shares of Common Stock (the “Execution Commitment Shares”) directly to the Investor on the Execution Date, which shall be fully earned as of the Execution Date, whether or not the Effective Date shall occur or any Put Shares are purchased by the Investor under this Agreement and irrespective of any termination of this Agreement.

(ii) Pro-Rata Commitment Shares. In connection with each Put, the Company shall issue to the Investor a number of shares of Common Stock (the “Pro-Rata Commitment Shares”, together with the Execution Commitment Shares, the “Commitment Shares” and together with the Execution Commitment Shares and the Put Shares, the “Shares”) equal to the product of (x) the Pro-Rata Commitment Share Amount and (y) the Pro-Rata Commitment Share Multiplier. The Pro-Rata Commitment Shares shall be Delivered to the Investor simultaneously with the Put Shares in connection with the applicable Put as DWAC Shares. In no event shall the amount of the Pro-Rata Commitment Shares to be issued under this Agreement exceed Pro-Rata Commitment Share Amount, provided that the Pro-Rata Commitment Share Amount shall be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement.

(h) Closings. The Closing of a Put shall occur within one (1) Trading Day following the Put Date of such Put, whereby upon confirmation that the Shares associated with such Put have been Delivered, the Escrow Agent shall deliver or assign the Purchase Price calculated pursuant to the terms of this Agreement by wire transfer of immediately available funds to an account designated by the Company (each, a “Closing”). In addition, on or prior to such Closing, each of the Company and the Investor shall deliver to each other, and to the Escrow Agent and the Transfer Agent, all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. This Subsection 1(h) shall be subject in all respects to compliance with the terms of the Escrow Agreement by all parties thereto.

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(i) Stock Splits and Similar Transactions. All share and dollar amounts contained in this Section 1 shall be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement.

2. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants as of the Execution Date that:

(a) Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. The Investor is (i) acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Investor is acquiring the Shares hereunder in the ordinary course of its business. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act (“Regulation D”).

(d) Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

(e) Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by the Investor in writing. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

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(f) No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(g) Transfer or Resale. The Investor understands that: and the Shares may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered under, or (B) sold, assigned or transferred pursuant to an exemption therefrom.

(h) Legends.

(i) The Investor understands that the certificates or other instruments representing the Shares, until such time as the resale of the Shares has been registered under the 1933 Act, the stock certificates Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

At any time after the Execution Date, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped or, if available, issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer (other than pursuant to Rule 144), such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the issuance fees of its transfer agent, its legal counsel (with respect to legal opinions from its counsel covering the Investor in any such opinion upon any sale pursuant to Rule 144) and all DTC fees associated with such issuance.

(i) Validity; Enforcement. This Agreement and the other Transaction Documents to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) No Conflicts. The execution, delivery and performance by the Investor of the Transaction Documents t and the consummation by the Investor of the transactions contemplated thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Investor to perform its obligations hereunder.

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(k) No Bad Actor Disqualification Event. The Investor represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the 1933 Act (a “Disqualification Event”) is applicable to the Investor or any of its Rule 506(d) Related Parties (if any), except a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) applies.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that, as of the Execution Date and as of the Effective Date:

(a) Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns more than 10% of the capital stock or holds an equivalent equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, any adverse event that does not have a long-term effect on the Company is not a Material Adverse Effect. For purposes of this subsection, “long-term effect” means an effect lasting more than twelve (12) months. The Company has no Subsidiaries, except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the reservation for issuance and issuance of the Shares, have been duly authorized by the Company’s Board of Directors and any other filings as may be required by any state securities agencies no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Shares has been duly authorized and upon issuance in accordance with the terms of this Agreement shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. Upon issuance, the Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Shares is exempt from registration under the 1933 Act.

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(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of any articles of incorporation, any certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any government, court, regulatory, self-regulatory, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (a “Governmental Authority”) or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for (i) the filing of a Form D pursuant to Regulation D and (ii) the filings required by applicable state “blue sky” securities laws, rules and regulations. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f) Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company or any of its Subsidiaries, or (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Shares. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Shares. In the event that a broker-dealer or other agent or advisory is engaged by the Company subsequent to the initial Closing, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Shares. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

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(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or caused this offering of the Shares to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding stockholder consents required to authorize and issue the Shares or waive any anti-dilution provisions in connection therewith. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the 1933 Act or cause the offering of the Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i) SEC Documents; Disclosure. Except as set forth on Schedule 3(i), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the Execution Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 3(i), the financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Except as disclosed on Schedule 3(i), such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed by the Company in its financial statements or otherwise that would be reasonably likely to have a Material Adverse Effect. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

(j) Application of Takeover Protections; Registration Rights. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, (as defined in Section 3(r)) any certificates of designations or the laws of the jurisdiction of its formation or incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and the Investor’s ownership of the Shares. The Company and its board of directors have taken all necessary actions, if any, in order to render inapplicable any stockholder rights plan or similar arrangement if any relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. Except as set forth on Schedule 3(j), no Person (other than the Investor) has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company or any Subsidiary.

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(k) Material Liabilities; Financial Statements. Except as set forth on Schedule 3(k), the Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) liabilities and obligations incurred after December 31, 2018 in the ordinary course of business that are not material and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles as applied in the United States, consistently applied for the periods covered thereby (“GAAP”). The financial statements of the Company delivered to the Investor on or prior to the Execution Date are a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of the Company and its Subsidiaries, on a consolidated basis, for the fiscal years ended December 31, 2018 and 2017, which have been filed with the SEC (the “Financial Statements”), and such statements fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated. The Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except as disclosed on Schedule 3(k).

(l) Absence of Certain Changes. Since December 31, 2018, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has:

(i) declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

(ii) sold, assigned, pledged, encumbered, transferred or other disposed of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business consistent with past practice), or sold, assigned, pledged, encumbered, transferred or other disposed of any Intellectual Property (other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis);

(iii) entered into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as hereinafter defined) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any Governmental Authority;

(iv) made capital expenditures, individually or in the aggregate, in excess of $100,000;

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(v) incurred any Lien on any property of the Company or any of its Subsidiaries except for Liens in existence on the Execution Date that are described on Schedules 3(m) or 3(s);

(vi) made any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

(vii) [intentionally omitted];

(viii) incurred any material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured;

(ix) suffered any acceleration or prepayment of any Indebtedness (as defined below) for borrowed money or the refunding of any such Indebtedness;

(x) incurred any labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment;

(xi) granted any waiver of any valuable right, whether by contract or otherwise;

(xii) made any loan or extension of credit to any officer or employee of the Company;

(xiii) incurred any change in the independent public accountants of the Company or its Subsidiaries or any material change in the accounting methods or accounting practices followed by the Company or its Subsidiaries, as applicable, or any material change in depreciation or amortization policies or rates;

(xiv) suffered any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(xv) made any change in any compensation arrangement or agreement with any employee, officer, director or stockholder that would result in the aggregate compensation to such Person in such year to exceed $150,000, except as disclosed on Schedule 3(l)(xv);

(xvi) except as disclosed in the Company’s SEC filings, made any material increase in the compensation of employees of the Company or its Subsidiaries (including any increase pursuant to any written bonus, pension, profit sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, stockholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $100,000;

(xvii) sustained any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business;

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(xviii) made any acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business;

(xix) written-down the value of any asset of the Company or its Subsidiaries or written-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

(xx) cancelled any debts or claims or any material amendment, termination or waiver of any rights of the Company or its Subsidiaries; or

(xxi) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through (xxi).

Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in Schedule 3(m) hereto, the Company and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) other than those liabilities or obligations that are disclosed in the Company’s SEC filings and Financial Statements or which do not exceed, individually in excess of $30,000 and in the aggregate in excess of $100,000. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the Execution Date and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for in the Financial Statements. Schedule 3(m) also sets forth those liabilities and obligations of the Company that shall be satisfied with the proceeds of the transaction contemplated by this Agreement.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, the Certificate of Designations, any other certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or the Bylaws (as defined in Section 3(r)) or their organizational charter or articles of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation (each a “Legal Requirement”) applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

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(o) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Management. During the past five year period, no current or former officer or director or, to the knowledge of the Company, stockholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such Person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

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(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(q) Transactions With Affiliates. Except as set forth on Schedule 3(q), no current employee, director, officer or, to the knowledge of the Company, any former employee, director or officer, any stockholder of the Company or its Subsidiaries, affiliate of any thereof who occupied such role during the past 12 months, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are publicly traded on or quoted), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. Except as set forth on Schedule 3(q) and as disclosed in the Company’s SEC filings, no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the board of directors of the Company).

(r) Equity Capitalization. As of the Execution Date, the authorized capital stock of the Company consists of 13,257,625 shares of Common Stock. The capitalization of the Company is set forth on Schedule 3(r)(A) attached hereto All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r)(B): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, scrip, rights to subscribe to, or calls, exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding, credit agreements, credit facilities evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (viii) the Company has not issued any stock appreciation rights or “phantom stock” or any similar rights; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the Financial Statements in accordance with GAAP but not so disclosed in the Financial Statements. The Company has furnished to the Investor true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

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(s) Indebtedness and Other Contracts. Except as disclosed in the Company’s Financial Statements and SEC filings or on Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a description of the material terms of any such outstanding Indebtedness.

(t) Absence of Litigation. There is no action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets, capital stock or businesses or any of the Company’s or any of its Subsidiaries’ officers or directors. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

(u) Employee Matters; Benefit Plans.

(i) The employment of each officer and employee of the Company is terminable at the will of the Company, except as disclosed on Schedule 3(u). The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. Except as provided on Schedule 3(u), the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, as the case may be, nor does the Company have a present intention, or know of a present intention of its Subsidiaries, to terminate the employment of any officer, key employee or group of employees. There are no pending or, to the knowledge of the Company, threatened employment discrimination charges or complaints against or involving the Company or its Subsidiaries before any federal, state, or local board, department, commission or agency, or unfair labor practice charges or complaints, disputes or grievances affecting the Company or its Subsidiaries.

(ii) Since the Company’s inception, to the knowledge of the Company neither the Company nor its Subsidiaries has experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. There are no unfair labor practice charges or complaints against the Company or its Subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state agency or authority. There are no written or oral contracts, commitments, agreements, understandings or other arrangements with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or any of its Subsidiaries, nor is the Company or its Subsidiaries a party to, or bound by, any collective bargaining or similar agreement; there is not, and since the Company’s inception there has not been, any representation of the employees of the Company or its Subsidiaries by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company or its Subsidiaries, and to the knowledge of the Company, no question concerning representation has been raised or is threatened respecting the employees of the Company or its Subsidiaries.

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(iii) Schedule 3(u)(iii) contains a true, correct and complete list of each pension, retirement, savings, deferred compensation and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan (whether written or otherwise) and any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term “plan” shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a “Benefit Plan”). The Company has delivered to the Investor true, correct and complete copies of (i) each material Benefit Plan, including any amendments thereto, (ii) the summary plan description, if any, for each Benefit Plan, including any summaries of material modifications made since the most recent summary plan description, (iii) the latest annual report which has been filed with the Internal Revenue Service (the “IRS”) for each Benefit Plan required to file an annual report, and (iv) the most recent IRS determination letter for each Benefit Plan that is a pension plan (as defined in ERISA) intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Benefit Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code is and has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Benefit Plan and no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status.

(iv) There are no actions, claims, audits, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements (including, without limitation, the Code and ERISA).

(v) Except as set forth on Schedule 3(u)(v), the consummation of the transactions contemplated by this Agreement will not (1) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (3) obligate the Company or any of its affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before each Closing, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under a Benefit Plan, or (5) result in any “parachute payment” (within the meaning of Section 280G of the Code) under any Benefit Plan.

(vi) No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Benefit Plan is subject to Title IV of ERISA and no Benefit Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA). Since inception, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

(vii) No Benefit Plan has provided, been required to provide, provides or is required to provide, at any time in the past, present, or future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond one year following termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980B of the Code. No Benefit Plan covers any individual that is not an employee or advisor of the Company or its Subsidiaries, other than spouses and dependents of employees under health and child care policies listed in Schedule 3(u)(vii), true and complete copies of which have been made available to the Investor.

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Except as otherwise permitted pursuant to employment agreements with the Company disclosed to the Investor, each officer of the Company is currently devoting all of such officer’s business time to the conduct of the business of the Company. Except as otherwise permitted pursuant to employment agreements with the Company disclosed to the Investor, the Company is not aware of any officer or key employee of the Company or any of its Subsidiaries planning to work less than full time at the Company or its Subsidiaries in the future.

(v) Assets; Title. The Company does not hold title to, or hold a leasehold interest in, any properties or assets.

(w) Intellectual Property. Except as listed on Schedule 3(w) the Company does not own any Intellectual Property. “Intellectual Property” shall mean all of the following: (A) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (B) inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (C) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (D) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (E) database rights; (F) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company’s Web sites (except for as related to “btcs.com”); (G) rights under all agreements relating to the foregoing; (H) books and records pertaining to the foregoing; and (I) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

(x) Environmental Laws. To its knowledge, the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(y) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(z) Tax Status.

(i) Except as disclosed on Schedule 3(z), the Company and its Subsidiaries have filed in the appropriate jurisdictions all material returns, reports, information statements and other documentation required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties (each a “Tax”).

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(ii) Each of the Company and its Subsidiaries has paid all material Taxes and other assessments due from and payable by the Company and its Subsidiaries on or prior to the date hereof on a timely basis except as to those set forth in Schedule 3(z)(ii). The charges, accruals, and reserves for Taxes with respect to the Company and its Subsidiaries are adequate to cover Tax liabilities of the Company and its Subsidiaries accruing through the Execution Date. Except as set forth in Schedule 3(z)(ii), each of the Company and its Subsidiaries has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code and similar provisions under any other applicable Legal Requirements) and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. Except as set forth in Schedule 3(z)(ii), neither the Company nor any of its Subsidiaries has received notice of assessment or proposed assessment of any Taxes claimed to be owed by it or any other Person on its behalf. Except as set forth in Schedule 3(z)(ii), no returns filed by or on behalf of the Company or any of its Subsidiaries with respect to Taxes are currently being audited or examined. Except as set forth in Schedule 3(z)(ii), neither the Company nor any of its Subsidiaries has received notice of any such audit or examination. Except as set forth in Schedule 3(z)(ii), no issue has been raised by any taxing authority with respect to the Company or any of its Subsidiaries in any audit or examination which, by application of similar principles, could reasonably be expected to result in a proposed material adjustment to the liability for Taxes for any period not so examined.

(iii) Except as disclosed on Schedule 3(z)(iii), no known Liens have been filed against the Company or any of its Subsidiaries with respect to any Taxes (other than Liens for Taxes not yet due and payable). Neither the Company nor any of its Subsidiaries has elected pursuant to the Code to be treated as an S corporation or any comparable provision of local, state or foreign law, or has made any other elections pursuant to the Code (other than elections that relate solely to entity classification, methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company and its Subsidiaries, individually or in the aggregate.

(iv) The Company has received notices and requests for information from the IRS and certain states regarding its failure to file its Taxes. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary income tax return other than the affiliated group of which the Company is currently the common parent. Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting methods initiated by the Company or any of its Subsidiaries, and no Governmental Authority has proposed an adjustment or change in accounting method. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect. Neither the Company nor any of its Subsidiaries has consented to any waiver of the statute of limitations for the assessment of any Taxes or has requested any extension of time for the payment of any Taxes. Neither the Company nor any of its Subsidiaries has ever held a material beneficial interest in any other Person, other than those listed in Schedule 3(z)(iv). Neither the Company nor any of its Subsidiaries is obligated to make, nor as a result of any event connected with the transactions contemplated by this Agreement will become obligated to make, any payment that would not be deductible under Section 280G of the Code. Neither the Company nor any Subsidiary of the Company is a “passive foreign investment company” within the meaning of Section 1296 of the Code (a “PFIC”), and the Company does not anticipate that the Company or any additional foreign Subsidiary will become a PFIC in the foreseeable future.

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(aa) Internal Accounting and Disclosure Controls. Except as disclosed in the Company’s SEC filings, the Company and each of its Subsidiaries maintain a system of internal accounting controls appropriate for its size.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed by the Company in its Financial Statements or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc) Investment Company Status. The Company is not, and upon consummation of the sale of the Shares will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd) Illegal or Unauthorized Payments; Political Contributions. Neither the Company or any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ee) Transfer Taxes. As of each Closing, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff) Books and Records. To the Company’s knowledge, the books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. To the Company’s knowledge, the minute books of the Company and its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(gg) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 (the “PATRIOT Act”) and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control (“OFAC”), including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V (collectively, the “Anti-Money Laundering/OFAC Laws”).

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(hh) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Shares remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Investor’s request.

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Shell Company Status. The Company is not an issuer identified in Rule 144(i)(1)(i) of the 1933 Act as of the Execution Date, however the Company is an issuer identified in Rule 144(i)(1)(ii) of the 1933 Act. More than one year has lapsed since the Company filed its “Form 10” information as prescribed by Rule 144(i)(2) of the 1933 Act.

(kk) No Disqualification Events. With respect to Shares to be offered and sold hereunder in reliance on Rule 506 under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

(ll) Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Investor in connection with the sale of any Regulation D Securities.

(mm) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the Execution Date, received notice from the Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(nn) No Market Manipulation. Neither the Company, nor any Subsidiary has, and to its knowledge no Person acting on either of their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Put Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Put Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

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(oo) Disclosure. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. No statement made by the Company in this Agreement, any other Transaction Document or the Exhibits and Schedules attached hereto or in any certificate or schedule furnished or to be furnished by or on behalf of the Company to the Investors or any of their representatives in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. The due diligence materials previously provided by or on behalf of the Company to the Investor (the “Due Diligence Materials”), have been prepared in a good faith effort by the Company to describe the Company’s present and proposed products, and projected growth and the Company and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Due Diligence Materials, the Company represents only that such assumptions, projections, expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor. The Due Diligence Materials contain all material agreements of the Company and its Subsidiaries and no material agreements of the Company or its Subsidiaries exist other than those provided in the Due Diligence Materials. The Company acknowledges and agrees that the Investor has not participated in the preparation of, or has any responsibility for, the content of any Due Diligence Materials.

(pp) Absence of Schedules. In the event that the Company does not deliver any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that (i) to the extent the Company has (x) previously delivered to the Investor such disclosure schedule, the information therein has not changed as of such date, and (y) not previously delivered to the Investor such disclosure schedule, each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”, and (ii) the Investor has not otherwise waived delivery of such disclosure schedule.

4. COVENANTS.

(a) Issuance of Commitment Shares. On the Execution Date, the Company shall cause the Transfer Agent to issue to issue the Execution Commitment Shares directly to the Investor. Thereafter, in connection with any Put, the Company shall cause the Transfer Agent to issue the Pro-Rata Commitment Shares in accordance with Section 1(g)(ii).

(b) Use of Proceeds. The Company will use the proceeds from the sale of the Shares as described in the Registration Statement or the SEC Documents which shall include but not be limited to general corporate purposes, including compensating the Company’s management.

(c) Reporting Status. During the Commitment Period and until such time as the Investor has resold all Shares issued hereunder (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Purchase Records. The Company shall maintain records showing the amount Aggregate Put Amount remaining at any given time and the date, Purchase Price and Put Shares for each Put, contained in the applicable Put Notice.

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(e) Listing. During the Reporting Period, the Company shall maintain the listing or quotation of the Common Stock on the Principal Market, and neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the transactions contemplated thereby.

(g) Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Put Shares to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Put Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, initially, New York, New Jersey and Illinois, and shall provide evidence of any such action so taken to the Investor.

(h) Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the second (2nd) Trading Day after the Execution Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement (together, the “8-K Filing”)). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.

(i) Variable Securities. Except as provided for herein, during the Reporting Period, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies with the market price of the Common Stock. In the interest of clarity, this section shall not apply to the issuance of Common Stock Equivalents containing Anti-Dilution provisions to current officers and directors.

(j) Integration. In any case subject to the terms of the Registration Rights Agreement, from and after the Execution Date, neither the Company, nor or any of its Subsidiaries or affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Put Shares under the 1933 Act.

(k) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries shall at all times be in compliance with the Foreign Corrupt Practices Act; the PATRIOT Act, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations; and the laws, regulations and Executive Orders and sanctions programs administered by the OFAC, including, without limitation, the “Anti-Money Laundering/OFAC Laws”.

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(l) Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 24 hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(m) Taxes. The Company will pay, and save and hold the Investor harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Shares.

(n) D&O Insurance. The Company shall be required to obtain D&O insurance in the amount of at least $1,000,000. If no D&O policy is in place as of the Effective Date, until such time as a policy is obtained, the Company shall hold and shall direct the Escrow Agent to deposit in a segregated account $750,000 from Puts made under the Agreement in the following manner: (i) 50% of the first $1,000,000 of Purchase Price paid under this Agreement ($500,000) and (ii) thereafter, 10% of the next $2,500,000 of Purchase Price paid under this Agreement ($250,000). These funds shall be restricted for the sole purpose of indemnification and advancements of expenses that would typically be provided for under a standard policy and any use other than for such indemnification or advancements of expenses shall be an Event of Default under this Agreement. Upon a $1,000,000 D&O policy being obtained, the funds shall no longer be restricted nor be held in a segregated account.

(o) Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

(p) Notice of Disqualification Events. The Company will notify the Investor in writing, prior to the Effective Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

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(q) New Debt. For a period of one year from the Execution Date, neither the Company nor any Subsidiary shall enter into any agreement creating indebtedness for the Company or any Subsidiary, including but not limited to entering into (i) any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument, under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due that involves, either individually or in aggregate with other such agreements, obligations greater than $125,000.00, and (ii) any equipment lease, agreement evidencing purchase money security interests, or other similar transaction in the ordinary course of business that involves, either individually or in aggregate with other such agreements, obligations greater than $175,000.00, in either case without the prior written consent of the Investor.

(r) DTC Eligibility. During the Reporting Period, the Company will employ as the Transfer Agent for the Common Stock a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

(s) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(t) Closing Documents. On or prior to thirty (30) calendar days after the Effective Date, the Company agrees to deliver, or cause to be delivered, to the Investor and K&L Gates, LLP a complete closing set of the executed Transaction Documents and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5. COVENANTS OF THE INVESTOR.

(a) Prohibition of Short Sales and Hedging Transactions. During the Reporting Period, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any “short sale” (as defined in Rule 200 of Regulation SHO promulgated under the 1944 Act) with respect to the Common Stock; provided that the sale after delivery of a Put Notice of such number of shares of Common Stock reasonably expected to be purchased under a Put Notice shall not be prohibited by this Section 5(a).

(b) Compliance with Law. During the Reporting Period, the Investor shall comply with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market in connection with the resale of the Shares issued pursuant to the Transaction Documents.

6. CONDITIONS TO THE COMPANY’S RIGHT TO DELIVER PUT NOTICES.

The right of the Company hereunder to issue and sell the Put Shares to the Investor is subject to the satisfaction, at or before the Effective Date, of each of the following conditions:

(a) Delivery of Transaction Documents. The Investor shall have executed each of the Transaction Documents and delivered the same to the Company.

(b) Notice of Effectiveness. The Registration Statement shall have been filed in compliance with the Registration Rights Agreement and shall have been declared effective under the 1933 Act by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have delivered a “Notice of Effectiveness” in a form acceptable to the Investor and the Transfer Agent.

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(c) Transfer Agent Instruction Letter. The Company shall have executed and delivered to the Transfer Agent an instruction letter in substantially the form attached hereto as Exhibit B (the “Transfer Agent Instruction Letter”), and acknowledged and the Investor and the Transfer Agent shall have countersigned the Transfer Agent Instruction Letter. The Company shall have provided evidence sufficient to the Investor that it has reserved 4,033,417 shares of Common Stock for issuance as Shares pursuant to this Agreement (the “Reserve”). The Company shall have no knowledge of any fact or circumstance that would prevent the Transfer Agent from complying with the terms of the Transfer Agent Instruction Letter.

(d) DWAC Shares. The Company shall have issued the Execution Commitment Shares to the Investor as DWAC Shares, or shall have caused the restrictive legend to have been removed from the certificate representing the Execution Commitment Shares, such that the Execution Commitment Shares are DWAC Eligible.

(e) Good Standing. The Company shall have delivered to the Investor a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of the Effective Date.

(f) Secretary’s Certificate. The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Closing, as to (i) the resolutions adopted by the Company’s board of directors in a form reasonably acceptable to the Investor, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Effective Date, in the form attached hereto as Exhibit C.

(g) Regulatory Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance and sale of the Shares.

(h) Representations and Warranties at Effective Date. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Effective Date, as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Effective Date, and the Company shall have provided to the Investor a certificate, executed by the CEO, President or CFO of the Company, dated as of the Effective Date, to the foregoing effect in the form attached hereto as Exhibit D.

7. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE PUT SHARES.

The obligation of the Investor hereunder to purchase the Put Shares and is subject to the satisfaction, at or before the Effective Date and each Put Date, of each of the following conditions:

(a) Delivery of Transaction Documents. The Company shall have duly executed and delivered to the Investor each of the Transaction Documents and such documents shall remain in full force and effect. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

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(b) Representations and Warranties at Each Put Date. The representations and warranties of the Company shall be true and correct as of each Put Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to each Put Date. The Investor shall have received a certificate to the foregoing effect with each Put Notice.

(c) Registration Statement. The Registration Statement, and any amendment or supplement thereto, shall be and remain effective for the resale by the Investor of the Shares in the manner required by the Registration Rights Agreement and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or related prospectus shall exist. The Company shall have prepared and filed with the SEC a final and complete prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have electronically delivered to the Investor a true and complete copy thereof. Such final prospectus shall be current and available for the resale by the Investor of all of the Shares covered thereby. The Company shall have no knowledge of any untrue statement (or alleged untrue statement) of a material fact or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the Registration Statement, any effective registration statement filed pursuant to the Registration Rights Agreement or any post-effective amendment or prospectus which is a part of the foregoing, unless the Company has filed an amendment with the SEC.

(d) DWAC Eligible. The Common Stock must be DWAC Eligible, and the Company must be able to Deliver any Shares associated with a Put Notice as DWAC Shares.

(e) SEC Documents. The SEC Documents and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the 1934 Act.

(f) Reserve. The Company shall have caused the Transfer Agent to maintain the Reserve and have added any additional sufficient shares to the Reserve as reasonably requested by the Investor.

(g) Minimum Pricing. The Closing Price must exceed $0.005 per share.

(h) Beneficial Ownership Limitation. The Investor shall not beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation, after accounting for the Shares to be delivered in connection with any Put made on a respective Put Date.

(i) Adverse Changes. Since the date of filing of the Company’s most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(j) No Events of Default. No Event of Default (as defined below) has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred.

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(k) Compliance with Escrow Agreement. The Company and the Escrow Agent shall be in compliance with the terms of the Escrow Agreement on a respective Put Date.

(l) Other Documents. The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

8. TERMINATION. The Company may terminate this Agreement at any time by written notice to the Investor; provided that the provisions of Sections 4, 5, and 9 shall survive the termination of this Agreement for the period of time specified therein or otherwise for maximum length of time allowed under applicable law. In addition, this Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period; (ii) the date that the Company sells and the Investor purchases the Aggregate Put Amount; (iii) the date of any of the occurrence of any the Events of Default specified in Subsections 10(t)(vi)-10(t)(viii).

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an e-mail signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an e-mail signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Document supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Document and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. The Company has not, directly or indirectly, made any agreements with the Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Investor has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail (provided confirmation of transmission is electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

BTCS Inc.

9466 Georgia Avenue #124

Silver Spring, MD

Telephone: (202) 430-6576

Email: ir@btcs.com

Attention: Charles W. Allen

With a copy (for informational purposes only) to:

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard

Suite 305

Palm Beach Gardens, FL 33410

Telephone: 561.471.3507

Email: mharris@nasonyeager.com

Attention: Michael D. Harris, Esq.

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If to the Investor:

Cavalry Fund I LP

61 Kinderkamack Rd.

Woodcliff Lake, NJ 07677

Telephone: 201.391.1839

Email: thomas@cavalryfund.com

Attention: Thomas Walsh

With a copy (for informational purposes only) to:

K&L Gates LLP

200 S. Biscayne Boulevard, Suite 3900

Miami, FL 33131

Telephone: 305.539.3300

E-mail: john.owens@klgates.com

Attention: John D. Owens, III, Esq.

or to such other address and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email containing the time, date, recipient e-mail and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, except by operation of law.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(j).

(i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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(j) Indemnification.

(i) In consideration of the Investor’s execution and delivery of this Agreement and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares, (iii) any disclosure made by the Investor pursuant to Section 4(l), or (iv) the status of the Investor or holder of the Shares as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(j) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(j), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel selected to defend the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investor. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. No Indemnitee shall enter into any settlement of any action or proceeding subject to this Section 9(j) without the prior written consent of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(j), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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(iii) The indemnification required by this Section 9(j) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Remedies. The Investor shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

10. CERTAIN DEFINITIONS.

(a) “1933 Act” means the Securities Act of 1933, as amended.

(b) “1934 Act” the Securities Exchange Act of 1934, as amended.

(c) “Aftermarket Purchase Price” means, with respect to any Aftermarket Put made pursuant to Subsection 1(b), the lower of: (i) the lowest Sale Price on the applicable Put Date and (ii) the arithmetic average of the 3 lowest Closing Prices for the Common Stock during the 12 consecutive Trading Days ending on the Trading Day immediately preceding such Put Date (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

(d) “Aftermarket Put Period” means the period of time on any Put Date beginning at the close of trading on the Principal Market and ending at 7:00PM New York time.

(e) “Aftermarket Put Share Limit” means such number of Put Shares that is the quotient of (i) the Daily Trading Dollar Volume, divided by (ii) the Aftermarket Purchase Price.

(f) “Anti-Dilution” means any formula under which the conversion or exercise price of a security may be reduced upon the subsequent issuance of (i) Common Stock at a price per share less than that of the existing security or (ii) Common Stock Equivalents with a conversion or exercise price per share less than that of the existing security; provided that such formula does not reduce the conversion or exercise price of a security based on the issuance of any security at a price which varies with the market price of the Common Stock.

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(g) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(h) “Clearing Costs” means all of the Investor’s Transfer Agent fees with respect to a Put.

(i) “Common Stock Equivalents” means any rights, warrants, options or other convertible securities which may be converted or exercised into shares of Common Stock.

(j) “Closing Price” means, for the Common Stock as of any Put Date, the last closing sale price the Common Stock on the Principal Market as reported by the Principal Market.

(k) “Confidential Information” means any information disclosed by either party to this Agreement, or their affiliates, agents or representatives, to the other party to this Agreement, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, formulae, business information, trade secrets, technology, strategies. prototypes, samples, plant and equipment), which may or may not be designated as “Confidential,” “Proprietary” or some similar designation. Confidential Information may also include information disclosed by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no fault, action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(l) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(m) “Daily Trading Dollar Volume” means on an applicable Trading day, the total daily trading dollar volume on such Trading Day as reported on the Principal Market.

(n) “Deliver” or “Delivered” with respect to Shares delivered as DWAC Shares pursuant to any Put, means that a Put Notice associated with such Shares has been delivered to and acknowledged by the Transfer Agent, and the Investor has received a copy of such Put Notice confirming that the Shares will be credited to the Investor’s or its designee’s specified DWAC account upon posting under the DTC/FAST Program without any further action by the Company.

(o) “DWAC Eligible” shall mean that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Put Shares, as applicable, are otherwise eligible for delivery via DWAC, (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Put Shares, as applicable, via DWAC and (f) the Common Stock is not subject to a “DTC chill.”.

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(p) “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(q) “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(r) “Escrow Agent” shall have the meaning set forth in the Escrow Agreement.

(s) “Escrow Agreement” means that certain Escrow Agreement, by and between the Company, the Escrow Agent and the Investor, dated as of the Execution Date.

(t) “Event of Default” means any of the following events:

(i) the effectiveness of the Registration Statement registering the resale of the Shares pursuant to the Registration Rights Agreement lapses for any reason or such Registration Statement is unavailable to the Investor for resale of all of the Commitment Shares or any of the Put Shares to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period (after the Effective Date);

(ii) the suspension of the Common Stock from trading on the Principal Market for a period of three consecutive Trading Days, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(iii) the delisting of the Common Stock from the Principal Market unless the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the NYSE MKT, the NYSE Arca, the OTC Pink or the OTCQX operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

(iv) the failure for any reason by the Transfer Agent to issue (i) the Pro-Rata Commitment Shares to the Investor within three (3) Trading Days after the date on which the Investor is entitled to receive such Pro-Rata Commitment Shares pursuant to Section 1(g)(ii) hereof and (ii) Put Shares to the Investor within three (3) Trading Days after the applicable Put Date on which the Investor is entitled to receive such Put Shares;

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(v) the Company breaches any representation, warranty, covenant or other term or condition under any Agreement to which each of the Investor and the Company is a party if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Trading Days;

(vi) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(vii) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary; or

(ix) if at any time the Common Stock is no longer DWAC Eligible.

(u) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) Lien owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(v) “Intraday Purchase Price” means, with respect to any Intraday Put made pursuant to Subsection 1(a), the lower of: (i) 94% of the lowest Sale Price on the Trading Day prior to the applicable Put Date and (ii) 94% of the arithmetic average of the 3 lowest Closing Prices for the Common Stock during the 12 consecutive Trading Days ending on the Trading Day immediately preceding such Put Date (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

(w) “Intraday Put Period” means the period of time on any Put Date time during which the Principal Market is open for trading.

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(x) “Intraday Put Share Limit” means such number of Put Shares that is the quotient of (i) the Daily Trading Dollar Volume for the Trading Day prior to the applicable Put Date, divided by (ii) the Intraday Purchase Price.

(y) “Lien” means any mortgage, deed of trust, lien, pledge, charge, security interest, easement, covenant, right of way, restriction, equity or encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset.

(z) “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(aa) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(bb) “Principal Market” means any of the national exchanges (i.e. NYSE, NYSE AMEX, NASDAQ), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

(cc) “Pro-Rata Commitment Share Amount” means 583,334 shares of Common Stock.

(dd) “Pro-Rata Commitment Share Multiplier” means a fraction, the numerator of which is the Purchase Price with respect to a Put and the denominator of which is the Aggregate Put Amount.

(ee) “Purchase Price” means, with respect to a Intraday Put, the Intraday Purchase Price and with respect to an Aftermarket Put, the Aftermarket Purchase Price.

(ff) “Put” means any Intraday Put or Aftermarket Put under this Agreement.

(gg) “Put Date” means any Trading Day during the Commitment Period.

(hh) “Put Period” means the Intraday Put Period or the Aftermarket Put Period, as applicable.

(ii) “Registration Rights Agreement” means that certain Registration Rights Agreement, by and between the Company and the Investor, dated as of the Execution Date.

(jj) “Registration Statement” has the meaning set forth in the Registration Rights Agreement.

(kk) “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d).

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(ll) “Sale Price” means any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(mm) “SEC” means the United States Securities and Exchange Commission.

(nn) “Trading Day” means a calendar day on which the Principal Market shall be open for business.

(oo) “Transaction Documents” means this Agreement, the Escrow Agreement and the Registration Rights Agreement.

(pp) “Transfer Agent” means Equity Stock Transfer or any successor transfer agent of the Company.

** Signature Page Follows **

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Equity Line Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

BTCS INC.

By:	/s/ Charles W. Allen
Name:	Charles W. Allen
Title:	Chief Executive Officer

INVESTOR:

Cavalry Fund I LP

By:	Cavalry Fund I Management LLC
Its:	General Partner

By:	/s/ Thomas P. Walsh
Name:	Thomas P. Walsh
Title:	Managing Partner

EXHIBITS

Exhibit A      Form of Put Notice

Exhibit B      Transfer Agent Instruction Letter

Exhibit C      Form of Secretary’s Certificate

Exhibit D      Form of Officer’s Certificate